Exhibit 99.1
JOINT FILER INFORMATION
Date of Event Requiring Statement:
10/31/2007
Issuer Name and Ticker Symbol:
Verticalnet, Inc. (VERT)
Designated Filer:
BravoSolution U.S.A., Inc.
Other Joint Filers:
BravoSolution S.p.A.
Italcementi S.p.A.
Italmobiliare S.p.A.
Address:
FOR ALL JOINT FILERS:
c/o Esquire Assist Ltd.
300 North 2nd Street, Suite 630
Harrisburg, Pennsylvania 17101

Dated:  November 9, 2007

BRAVOSOLUTION U.S.A, INC.

By: /s/ Federico Vitaletti
    ----------------------
Name:  Federico Vitaletti
Title: President

BRAVOSOLUTION S.P.A.

By:/s/ Federico Vitaletti
   ----------------------
Name:  Federico Vitaletti
Title: Chief Executive Officer

ITALCEMENTI S.P.A.

By:/s/ Antonino Pisana
   -------------------
Name:  Antonino Pisana
Title: Attorney-in-Fact

ITALMOBILIARE S.P.A.

By:/s/ Antonino Pisana
   -------------------
Name:  Antonino Pisana
Title: Attorney-in-Fact